Filed Pursuant to Rule 424(b)(5)

Registration Statement No.: 333-292648

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 16, 2026)

Up to $300,000,000 Common Stock

We have entered into an amended and restated sales agreement (the “Sales Agreement”) with Clear Street LLC (“Clear Street”) and Virtu Americas LLC (“Virtu” and together with Clear Street, the “Sales Agents”), dated as of March 3, 2026, relating to the sale of shares of our common stock, par value $0.0001 per share (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $300 million from time to time through or to our Sales Agents.

The Sales Agreement amends and restates the Sales Agreement, as amended, dated November 6, 2025 (the “Original Sales Agreement”), with Clear Street and President Street Global, LLC (“President Street”), relating to shares of our Common Stock. On December 3, 2025, President Street provided a notice pursuant to the Original Sales Agreement to terminate its role as a sales agent. To date, we have sold approximately $36 million of our Common Stock under the Original Sales Agreement pursuant to our prospectus, dated November 6, 2025 (as supplemented, the “Prospectus”).

Sales of shares of our Common Stock, if any, made through the Sales Agents, or directly to the Sales Agents, as principals, as contemplated in this prospectus supplement and the accompanying prospectus, may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”). The Sales Agents are not required to sell any specific amount of shares of Common Stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The compensation to the Sales Agents for sales of Common Stock sold pursuant to the Sales Agreement will be in an amount up to 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Sales Agents. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).

Under the terms of the Sales Agreement, we also may sell our Common Stock to one or both of the Sales Agents, as principals for their own accounts, at a price agreed upon at the time of sale. If we sell our Common Stock to one or both of the Sales Agents, as principals, we will enter into a separate agreement with the applicable Sales Agent(s), setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CNTN.” On February 27, 2026, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $5.07 per share.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” beginning on page S-10 of this prospectus supplement and page 10 of the accompanying prospectus, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Clear Street

Virtu Financial

The date of this prospectus supplement is March 3, 2026.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at www.cantonstrategic.com as set forth in this prospectus under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Canton Strategic Holdings, Inc., a Delaware corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC on Form S-3 (File No. 333-292648) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered, and the plan of distribution. The shelf registration statement was initially filed with the SEC on January 9, 2026, and was declared effective on January 16, 2026. This document is in two parts. This first part is this prospectus supplement, which describes the specific terms of the Common Stock we are offering and also adds to and updates information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, together with the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

Neither we nor the Sales Agents have authorized anyone to provide you with different information, and neither we nor the Sales Agents take responsibility for any other information others may give you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

Neither we nor the Sales Agents are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We have not, and the Sales Agents have not, taken any action that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

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This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus, including information incorporated by reference herein, contain certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference, herein or therein, and any related free writing prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will,” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement include but are not limited to statements relating to:

●	our projected financial position and estimated cash burn rate;
●	our estimates regarding expenses, future revenues and capital requirements;
●	the adoption of a digital asset treasury;
●	our ability to continue as a going concern
●	our future growth and operational progress;
●	our ability to become profitable;
●	our future financing arrangements;
●	our future expenses and cash flow;
●	any future stock price;
●	fluctuations in the market price of Canton Coin;
●	our ability to build commercial infrastructure;
●	failure to realize the anticipated benefits of the digital asset treasury strategy;
●	changes in business, market, financial, political and regulatory conditions;
●	risks relating to our operations and business, including the highly volatile nature of the price of Canton Coin and other cryptocurrencies;
●	the risk that the price of the our Common Stock may be highly correlated to the price of the digital assets that we hold;
●	our ability to operate as a Super Validator and run additional Validators on the Canton Network;
●	the success, cost and timing of our clinical trials;
●	our dependence on third parties to carry out our operations;
●	our ability to comply with applicable laws and obtain the necessary regulatory approvals to market and commercialize our product candidates;
●	the results of market research conducted by us or others;
●	our ability to obtain and maintain intellectual property protection for our current and future product candidates;
●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;
●	the success of competing therapies and products that are or become available;
●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;
●	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our product candidates;

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●	market acceptance of our product candidates, the size and growth of the potential markets for our current product candidates and any future product candidates we may seek to develop, and our ability to serve those markets;
●	the successful development of our commercialization capabilities, including sales and marketing capabilities; and
●	general business and economic conditions, such as inflationary pressures, geopolitical conditions and other trade barriers.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. You should carefully read this prospectus supplement, the accompanying prospectus, any future prospectus supplement and any related free writing prospectus and with the understanding that our actual future results may materially differ from what we expect. Except as required by law, we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Neither the Sales Agents nor any of their respective affiliates have made or make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any related free writing prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read the entire prospectus supplement and the accompanying prospectus, the registration statement of which this prospectus supplement is a part, and the documents incorporated by reference into this prospectus supplement in their entirety, including the “Risk Factors” section of this prospectus supplement beginning on page S-10  and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us,” and “our” refer to Canton Strategic Holdings, Inc.

Our Company

We are the first publicly traded company to leverage Canton Coin (“CC”) and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, we also operate clinical-stage biotech research and development.

Canton-centric Digital Asset Treasury Strategy

The PIPE Transaction

On November 3, 2025, we entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 25,966,048 shares of Common Stock, at an offering price of $3.075 per share (the “Per Share Cash Purchase Price”); and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares”), at an offering price of the Per Share Cash Purchase Price less $0.001 per Cash Pre-Funded Warrant Share.

On November 3, 2025, we also entered into subscription agreements (the “Cryptocurrency Subscription Agreement”, and together with the Cash Subscription Agreements, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Transaction”) pre-funded warrants (the “Crypto Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “November Pre-Funded Warrants”) to purchase shares of Common Stock (the “Crypto Pre-Funded Warrant Shares” and together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”), at an offering price. In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered Canton Coin to the Company as consideration for the November Pre-Funded Warrants. We issued a total of 151,456,115 pre-funded warrants in the PIPE Transaction.

Each of the November Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per November Pre-Funded Warrant Share. The Cash Pre-Funded Warrants are immediately exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein. The Crypto Pre-Funded Warrants became exercisable by the registered holder upon receipt of shareholders’ approval on January 30, 2026, subject to certain beneficial ownership limitations set forth therein.

The PIPE Transaction closed on November 6, 2025. The PIPE Transaction resulted in total gross proceeds of approximately $545 million before transaction fees and expenses. The following amounts from the proceeds of the PIPE Transaction have been allocated for use of the Company’s continued historical business operations, including historical management’s compensation: (i) all cash of the Company from immediately preceding the closing up to $6 million and (ii) $6 million from the proceeds of closing. The balance of the offering proceeds has been used to pay transaction expenses and to acquire CC and implement and execute a CC treasury strategy.

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Our Digital Asset Treasury Strategy

We believe that the Canton Network’s blockchain technology is transforming the future of global finance, connecting some of the world’s most trusted institutions on a single, secure, and interoperable blockchain. With trillions in assets on the chain and the support of leading institutions, the Canton Network delivers real-world performance, privacy, and atomic settlements. Our strategic digital asset reserve of CC reflects our conviction in the potential of the Canton Network to drive efficiency, transparency, and resiliency in global markets.

Canton Network is a public, permissionless blockchain with privacy proven to work at institutional scale. Unlike traditional public blockchains, Canton operates as a “network of networks,” where independently governed applications interoperate securely through decentralized public infrastructure (the “Global Synchronizer”). Major institutions, fintechs and a fast-growing builder community create applications on Canton to transact and synchronize assets and data atomically, 24/7, with highly configurable privacy. Today, applications running on Canton enable cross-market settlement and asset mobility without compromising confidentiality and process more than $6 trillion in tokenized real-world assets, including over $350 billion in daily U.S. Treasury repo. The Global Synchronizer is independently stewarded by the neutral Canton Foundation, which facilitates open governance, covering protocol oversight and improvement proposals.

Canton’s protocol implements ‘proof-of-stakeholder’ validation which, unlike traditional proof-of-stake networks, ensures that only the parties to a transaction can see and validate it. The Global Synchronizer uses Byzantine Fault Tolerant consensus to time-order cross-application transactions, keep participants in sync and prevent conflicts. It doesn’t replicate and broadcast all data globally; it coordinates proofs between participants, ensuring everyone reaches the same outcome, while always preserving privacy. CC is the native utility token of the network, used to pay traffic fees for the Global Synchronizer, and to reward those who contribute measurable utility to the ecosystem. Every coin in circulation is earned through network participation only. Such participation includes participation as application providers building high utility apps, users driving activity and infrastructure operators. CC’s fair-launch and incentive alignment across the network anchors the token in real-world transactions and utility over speculation.

CC supply follows a declining issuance curve designed to reward early contributors while trending toward long-term sustainability. CC issuance started high to bootstrap participation and app development, then halves periodically (with the most recent halving in January 2026) to balance inflation and burn. The share of new CC issuances is now shifting from favoring Super Validators (those who operate network infrastructure) to applications and Validators. Unlike other networks, approximately two-thirds of total supply over the first 10 years is available as rewards for application providers and Validators, with approximately a third to Super Validators.

CC follows a burn-and-mint equilibrium model that ties supply to verified network activity rather than fixed inflation or pre-minted reserves. It provides a dynamic balance between fixed, dollar-denominated fees, and a floating CC market price against a known issuance curve. Fees are fixed in $ terms, with users paying a set $ / MB for transactions that use the Global Synchronizer. The quantity of CC burned depends on market price: Users pay for network fees by burning the $USD equivalent of CC amount at the onchain conversion rate. If the price is too high relative to onchain activity, then mint exceeds burn (net inflation), creating downward pressure on price. If price is too low relative to activity, then burn exceeds mint (net deflation), creating upward pressure on price. Over time, the system seeks an equilibrium where long-run net supply change approaches zero. Because equilibrium can occur at different price/ activity combinations, the ultimate total CC supply is not predetermined. This mechanism ensures that Canton’s token economy remains sustainable and utility-aligned, with disciplined supply growth tied directly to real network activity.

Our Canton digital asset strategy was adopted by us as part of our broader strategy to enhance our platform with capital efficiency, to diversify treasury management practices, and engage with emerging financial technologies. On January 26, 2026, we were approved to operate a Super Validator on the Canton Network. We intend to execute a diverse strategy that, along with CC acquisition via capital markets activities, includes generation of CC rewards as a Super Validator and investing in the development of applications on the Canton Network that drive institutional utility, scalability and adoption across capital markets.

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Our adoption of a digital asset treasury strategy is not expected to materially alter our day-to-day operations, which remain focused on developing a portfolio of therapeutic candidates for inflammation and immunology. The strategy is designed to supplement our capital allocation framework by integrating a forward-looking, technology-driven approach to treasury management. Over time, participation in the Canton Network may offer strategic advantages for product development and global expansion.

Therapeutic Candidate Developments

In addition to being a Canton-centric digital asset treasury company, we also develop therapeutic candidates in immunology and inflammation with high unmet need. On November 3, 2023, we entered into a patent license agreement with Avior Inc. d/b/a Avior Bio, LLC. With respect to TH104, we originally intended to first seek approval for the treatment of moderate-to-severe chronic pruritus in patients with primary biliary cholangitis. In parallel to this strategy, we engaged and received positive feedback in March 2025 from the FDA regarding the additional proposed indication of temporary prophylaxis of respiratory and/or nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids.

On September 11, 2024, we entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”), pursuant to which we exclusively licensed INT-023/TH023, an oral anti-Tumor Necrosis Factor-alpha (TNF-α) monoclonal antibody infliximab. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody protein that contains both murine and human components that inhibit tumor TNF-α. Under the terms of the Intract Agreement, we licensed global development and commercialization rights (outside of South Korea) to Intract’s Soteria® and Phloral® delivery platform along with an existing supply agreement for infliximab to be used in the oral product development program.

We are also developing an early-stage pipeline of novel therapeutic candidates targeting validated high value immuno-oncology targets including human epidermal growth factor receptor 2, human EGF receptor 3 and programmed cell death protein 1. We are developing antibodies including bispecific antibodies, antibody drug conjugates and small molecular weight bovine-derived “knob” domains which have the potential to target and bind more tightly to “undruggable” epitopes better than full sized antibodies. We are advancing HS1940, a bispecific biologic against both PD-1 and vascular endothelial growth receptor antibody which targets both receptors.

Company Developments

Management Changes

In connection with the adoption of the Company’s Digital Asset Treasury Strategy, Sireesh Appajosyula resigned as Chief Executive Officer, effective November 6, 2025. The Board of Directors (the “Board”) appointed Mark Wendland as Chief Executive Officer, and Mark Toomey as President, effective the same date. Also on November 6, 2025, Nancy Davis and Sanam Parikh resigned as members of the Board, and Mr. Wendland was appointed to the Board. On December 10, 2025, the Board appointed Jacob Asbury as Chief Financial Officer. Mr. Appajosyula resigned as Interim Chief Financial Officer but continues to serve as a director and as Chief Executive Officer of Gravitas Life Sciences, Inc., a subsidiary of the Company. At the shareholders meeting held on January 30, 2026, shareholders approved the election of Jill Sommers and William Wiley, to serve as directors. Concurrently with the election of these two director nominees, James Gordon Liddy resigned from the Board. On February 5, 2026, the Board appointed Angela Dominy Radkowski as Chief Operating Officer.

January 2026 Offering

On January 20, 2026, the Company entered into an underwriting agreement with Clear Street LLC, as sole underwriter, for an underwritten registered offering to a single institutional investor consisting of 1,800,000 shares of common stock and pre-funded warrants to purchase up to 17,000,000 additional shares at a per share offering price of $2.9200 (less $0.0001 per pre-funded warrant share). The Company announced the closing of this offering on January 22, 2026. The gross proceeds to the Company from this offering were approximately $55 million, before deducting underwriting discounts and commissions and estimated offering expenses.

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Corporate Name and Ticker Change

In alignment with its digital asset treasury strategy, on February 18, 2026, the Company changed its corporate name to “Canton Strategic Holdings, Inc.” pursuant to an amendment and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on February 9, 2026. Effective as of the open of trading on February 18, 2026, the Company also changed its trading symbol on the Nasdaq Capital Market for the Common Stock, from “THAR” to “CNTN”.

Corporate Information

Our principal executive offices are located at 34 Shrewsbury Avenue, Suite 1C, Red Bank, NJ 07701 and our telephone number at that address is (732) 889-3111. We maintain a corporate website at www.cantonstrategic.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of Common Stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to a registration statement under the Securities Act.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $300,000,000.

Common Stock outstanding before this offering(1)	51,518,536 shares of Common Stock.

Manner of offering	Sales of our Common Stock, if any, under this prospectus supplement and accompanying prospectus may be in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act. See “Plan of Distribution” on Page S-14 of this prospectus supplement for a more complete description of the manner of offering.

Common Stock outstanding after this offering(2)	110,690,134 shares of Common Stock, based on an assumed price of $5.07 per share, the closing price of our Common Stock on Nasdaq on February 27, 2026.

Use of proceeds	We intend to use the net proceeds from this offering primarily for continued expansion and development of our Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes. Please see the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement for a more detailed discussion.

Risk factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Dividend policy	We have never declared or paid any cash dividends on our Common Stock. We do not anticipate paying any cash dividends in the foreseeable future.

National securities exchange listing	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “CNTN.”

(1) The number of shares of our Common Stock to be outstanding after the offering is based on 51,518,536 shares of Common Stock outstanding as of February 27, 2026 and excludes, as of that date, the following:

●	657,042 shares of Common Stock issuable upon exercise of options outstanding at a weighted average exercise price of $4.22 per share under the Company’s option plans;

●	7,802,671 shares of Common Stock reserved for future issuance under the 2023 Stock Incentive Plan;

●	2,921,458 shares of Common Stock issuable upon exercise of warrants outstanding at a weighted average exercise price of $2.47 per share;

●	10,318,215 shares of Common Stock issuable upon exercise of Strategic Advisor warrants outstanding at a weighted average exercise price of $0.001 per share; and

●	145,943,921 shares of Common Stock issuable upon exercise of pre-funded warrants outstanding at a weighted average exercise price of $0.0001 per share.

(2) Includes 59,171,598 shares of Common Stock issued in this offering, based on an assumed price of $5.07 per share, the closing price of our Common Stock on Nasdaq on February 27, 2026.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 10-K and most recent Quarterly 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, including our audited consolidated financial statements and corresponding management’s discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which are incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our securities.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. See “Cautionary Note Concerning Forward-Looking Statements” for more information.

Risks Relating to This Offering

Sales of our Common Stock by stockholders may have an adverse effect on the then prevailing market price of our Common Stock.

We may issue shares of our Common Stock from time to time in connection with this offering. The issuance from time to time of these new shares of Common Stock, or our ability to issue new shares of Common Stock in this offering, could cause the market price of our Common Stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity or equity-related securities would have on the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Management will have broad discretion as to the use of the net proceeds from this offering and our existing cash and may not use the proceeds effectively.

We intend to use the net proceeds from this offering primarily for continued expansion and development of our Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline.

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Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per Common Stock.

A purchaser of securities in this offering will experience immediate and substantial dilution. Additional issuances of our common stock could also be dilutive to our earnings per share. The issuance or sale by us of our Common Stock, including the sale by us of shares in this offering or the perception that such additional issuances or sales could occur, could also adversely affect the trading price of our Common Stock and our ability to raise capital through future offerings of equity or equity-related securities.

We may require additional funding through further issuances of our Common Stock or other securities, which may negatively affect the market price of our Common Stock.

To operate our business, we may need to raise additional capital through sales of our Common Stock, securities exercisable for or convertible into our Common Stock or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Stock. Future sales of such securities or our Common Stock could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future, and may cause you to incur additional dilution.

We do not intend to pay dividends on our Common Stock for the foreseeable future so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

An active trading market for our Common Stock may not be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.

An active trading market for our shares of Common Stock may not be sustained. In the absence of an active trading market for our Common Stock, investors may not be able to sell their Common Stock at or above the price they paid or at the time that they would like to sell. In addition, an inactive market could impair our ability to raise capital by selling shares and could impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could harm our business.

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USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate gross sales proceeds of up to $300,000,000 from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We intend to use the net proceeds from this offering primarily for continued expansion and development of our Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

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DIVIDEND POLICY

We have not declared or paid cash dividends on our Common Stock since our inception. Even if our Board decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Sales Agents under which we may offer and sell up to $300,000,000 of our Common Stock from time to time through the Sales Agents. Sales of our Common Stock, if any, made through the Sales Agents, or directly to the Sales Agents, as principals, as contemplated by this prospectus supplement and the accompanying prospectus, may be made in negotiated transactions, block trades or any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the principal market on which our Common Stock is listed or any other existing trading market for our Common Stock.

Each time we wish to issue and sell our shares of Common Stock under the Sales Agreement, we will notify one of the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of such notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our shares of Common Stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the executing Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission of up to 3% of the aggregate gross proceeds we receive from each sale of our shares of Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The executing Sales Agent will provide written confirmation to us before the open on Nasdaq on the day following each day on which shares of Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

Under the terms of the Sales Agreement, we also may sell our Common Stock to one or both of the Sales Agents as principals for their own accounts at a price agreed upon at the time of sale. The Sales Agents may offer our Common Stock sold to them as principal from time to time through public or private transactions at a price agreed upon at the time of sale. If we sell our Common Stock to one or both of the Sales Agents as principals, we will enter into a separate agreement with the applicable Sales Agent(s) setting forth the terms of such transaction, and, to the extent required by applicable law, we will describe that separate agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of our Common Stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

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The Sales Agents are acting solely as agents in connection with the offering of the Company’s Common Stock, except to the extent that the Company and the Sales Agents agree that one or both of the Sales Agents will act as a principal in connection with the sale of shares. The Sales Agents have not prepared, and are not responsible for, any statement or disclosures in this prospectus supplement or the accompanying prospectus, except for those statements made with the express written consent of the Sales Agents.

The offering of shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and this prospectus supplement and (ii) the termination of the Sales Agreement according to its terms by either the Sales Agents or us.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

The Sales Agents and their respective affiliates have provided and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and, may in the future receive, customary fees. In the course of their respective business, the Sales Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities.

In connection with its role as an underwriter in the January Offering described elsewhere in this prospectus supplement, Clear Street was granted a right to participate as an underwriter, initial purchaser, or placement agent, as the case may be, with respect to any public or private offering of equity, equity-linked or debt securities, or a debt or debt-like financing within 12 months of January Offering .. Such participation rights were granted in compliance with FINRA Rule 5110(g)(6).

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LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Reed Smith LLP, New York, NY. The Sales Agents are being represented in connection with this offering by Paul Hastings LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Rosenberg Rich Baker Berman P.A., an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements, and other information with the SEC using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The SEC maintains a web site that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.cantonstrategic.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. This prospectus supplement omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered under this prospectus supplement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporation by Reference

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025 (the “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 12, 2025, August 14, 2025, and November 12, 2025 respectively;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 27, 2025, April 4, 2025, April 10, 2025, April 25, 2025, April 28, 2025, May 9, 2025, June 10, 2025, June 11, 2025, June 16, 2025, June 20, 2025, June 24, 2025, July 28, 2025, July 31, 2025, August 7, 2025, August 26, 2025 , September 5, 2025, September 5, 2025, September 8, 2025, October 6, 2025, October 9, 2025, October 10, 2025, November 3, 2025, November 5, 2025, November 6, 2025, November 7, 2025, November 10, 2025, December 12, 2025, January 15, 2026, January 20, 2026, January 22, 2026, January 26, 2026, February 2, 2026, February 6, 2026 and February 18, 2026 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);

●	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025; and

●	our definitive Proxy Statement on Schedule 14A for our 2026 Special Meeting of Stockholders, filed with the SEC on January 16, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 2022, including any amendments or reports filed with the SEC for the purposes of updating such description, including the description of our common stock in Exhibit 4.3 of the Annual Report.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Canton Strategic Holdings, Inc., 34 Shrewsbury Avenue, Suite 1C, Red Bank, NJ 07701, (732) 889-3111. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

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Tharimmune, Inc.

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to $2,000,000,000 in the aggregate of any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “THAR.” On [●], 2026, the last reported sale price of our common stock was $[●] per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Tharimmune, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

Overview

We are the first publicly traded company to leverage Canton Coin (“CC”) and support the Canton Network to advance institutional blockchain adoption and the digitization of the financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development.

Canton-centric Digital Asset Treasury Strategy

The PIPE Transaction

On November 3, 2025, we entered into subscription agreements (the “Cash Subscription Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 25,966,048 shares of common stock, at an offering price of $3.075 per Cash Share (the “Per Share Cash Purchase Price”); and (ii) pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of common stock (the “Cash Pre-Funded Warrant Shares”), at an offering price of the Per Share Cash Purchase Price less $0.001 per Cash Pre-Funded Warrant Share.

On November 3, 2025, we also entered into subscription agreements (the “Cryptocurrency Subscription Agreement”, and together with the Cash Subscription Agreement, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Transaction”) pre-funded warrants (the “Crypto Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of common stock (the “Crypto Pre-Funded Warrant Shares” and together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”). In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered Canton Coin to the Company as consideration for the Pre-Funded Warrants. We issued a total of 151,456,115 Pre-Funded Warrants in the PIPE Transaction.

Each of the Pre-Funded Warrants is exercisable for one share of common stock at the exercise price of $0.0001 per Pre-Funded Warrant Share. The Cash Pre-Funded Warrants are immediately exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein. The Crypto Pre-Funded Warrants will become exercisable by the registered holder, subject to certain beneficial ownership limitations set forth therein, upon receipt of shareholder approval. If shareholder approval has not been obtained by May 13, 2026, the Company will, subject to applicable laws, redeem the outstanding Crypto Pre-Funded Warrants, with the redemption amount paid in Canton Coin.

The PIPE Transaction closed on November 6, 2025. The PIPE Transaction resulted in total gross proceeds of approximately $545 million before transaction fees and expenses. The following amounts from the proceeds of the PIPE Transaction will be allocated for use of the Company’s continued historical business operations, including existing management’s compensation: (i) all cash of the Company from immediately preceding the closing up to $6 million and (ii) $6 million from the proceeds of closing. The balance of the offering proceeds will be used to pay transaction expenses and to acquire CC and implement and execute a CC treasury strategy. The Company intends to operate as a Super Validator and run additional Validators on the Canton Network as a mechanism to obtain additional Canton Coin.

Canton-centric Digital Asset Treasury Strategy

We believe that the Canton Network’s blockchain technology is transforming the future of global finance, connecting some of the world’s most trusted institutions on a single, secure, and interoperable blockchain. With trillions in assets on the chain and the support of leading institutions, the Canton Network delivers real-world performance, privacy, and atomic settlements. Our strategic digital asset reserve of Canton Coin (“CC”), a utility token used to support interoperability and settlement across the Canton Network, reflects our conviction in the potential of the Canton Network to drive efficiency, transparency, and resiliency in global markets

Canton Network is a public, permissionless blockchain with privacy proven to work at institutional scale. Unlike traditional public blockchains, Canton operates as a “network of networks,” where independently governed applications interoperate securely through decentralized public infrastructure called the Global Synchronizer. Major institutions, fintechs and a fast-growing builder community create applications on Canton to transact and synchronize assets and data atomically, 24/7, with highly configurable privacy. Today, applications running on Canton enable cross-market settlement and asset mobility without compromising confidentiality and process more than $6 trillion in tokenized real-world assets, including over $350 billion in daily U.S. Treasury repo. The Global Synchronizer is independently stewarded by the neutral Canton Foundation, which facilitates open governance, covering protocol oversight and improvement proposals.

Canton’s protocol implements “proof-of-stakeholder” validation which, unlike traditional proof-of-stake networks, ensures that only the parties to a transaction can see and validate it. The Global Synchronizer uses Byzantine Fault Tolerant consensus to time-order cross-application transactions, keep participants in sync and prevent conflicts. It doesn’t replicate and broadcast all data globally; it coordinates proofs between participants, ensuring everyone reaches the same outcome, while always preserving privacy. CC is the native utility token of the network, used to pay traffic fees for the Global Synchronizer, and to reward those who contribute measurable utility to the ecosystem. Every coin in circulation is earned through network participation only. Such participation includes participation as application providers building high utility apps, users driving activity and infrastructure operators. CC’s fair-launch and incentive alignment across the network anchors the token in real-world transactions and utility over speculation.

CC supply follows a declining issuance curve designed to reward early contributors while trending toward long-term sustainability. CC issuance started high to bootstrap participation and app development, then halves periodically (with the next halving in January 2026) to balance inflation and burn. The share of new CC issuances is now shifting from favoring Super Validators (those who operate network infrastructure) to applications and users. Unlike other networks, two-thirds of total supply over the first 10 years is available as rewards for app providers and users, with a third to Super Validators.

CC follows a burn-and-mint equilibrium model that ties supply to verified network activity rather than fixed inflation or pre-minted reserves. It provides a dynamic balance between fixed, dollar-denominated fees, and a floating CC market price against a known issuance curve. Fees are fixed in $ terms, with users paying a set $ / MB for transactions that use the Global Synchronizer. The quantity of CC burned depends on market price: Users pay for network fees by burning the $USD equivalent of the CC amount at the onchain conversion rate. If the price is too high relative to onchain activity, then mint exceeds burn (net inflation), creating downward pressure on price. If price is too low relative to activity, then burn exceeds mint (net deflation), creating upward pressure on price. Over time, the system seeks an equilibrium where long-run net supply change approaches zero. Because equilibrium can occur at different price/ activity combinations, the ultimate total CC supply is not predetermined. This mechanism ensures that Canton’s token economy remains sustainable and utility-aligned, with disciplined supply growth tied directly to real network activity.

Our Canton digital asset strategy was adopted by us as part of our broader strategy to enhance our platform with capital efficiency, to diversify treasury management practices, and engage with emerging financial technologies. In addition, we intend to execute a diverse strategy that, along with CC acquisition via capital markets activities, includes generation of CC rewards by applying to be a Super Validator and investing in the development of applications on the Canton Network that drive institutional utility, scalability and adoption across capital markets.

Our adoption of a digital asset treasury strategy is not expected to materially alter our day-to-day operations, which remain focused on developing a portfolio of therapeutic candidates for inflammation and immunology. The strategy is designed to supplement our capital allocation framework by integrating a forward-looking, technology-driven approach to treasury management. Over time, participation in the Canton Network may offer strategic advantages for product development and global expansion.

As we implement our digital asset treasury strategy, we expect our it impact our financial results and the market price of our listed securities. Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our digital assets holdings.

ATM Program

On November 6, 2025, the Company entered into an ATM Sales Agreement (the “Sales Agreement”), by and among the Company, Clear Street LLC (“Clear Street”) and President Street Global, LLC (“President Street”, and with Clear Street, each an “Agent”) in relation to the offer and sale of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $64,910,161 (the “ATM Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act (the “ATM Program”). On December 3, 2025, President Street provided a notice pursuant to the Sales Agreement to terminate its role as an Agent.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agent may sell the ATM Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the ATM Shares through the Agent in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agent has an obligation to sell any of the ATM Shares in the ATM Offering. No assurance can be given that the Company will sell any ATM Shares under the Sales Agreement, or, if it does, as to the price or the amount of ATM Shares that it sells or the dates when such sales will take place. The Company or the Agent may suspend or terminate the ATM Offering upon notice to the other parties and subject to other conditions. The Agent will use commercially reasonable efforts to effect the sales consistent with their normal trading and sales practices.

The Company has agreed to pay the Agent’s commissions for its respective services in acting as Agent in the sale of the ATM Shares in the amount of up to 3.0% of the aggregate gross proceeds it receives from the sale of the ATM Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agent with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agent in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

Advisory Agreement

On December 3, 2025, the Company entered into a letter agreement with President Street, pursuant to which it agreed to pay President Street an advisory fee in the amount of $1,000,000 in two installments: $500,000 upon the Company’s first submission of a sales notice and $500,000 within five business days after the Company has sold an aggregate of $50,000,000 of shares pursuant to the Sales Agreement.

Therapeutic Candidate Developments

In addition to being a Canton-centric digital asset treasury company, we also develop therapeutic candidates in immunology and inflammation with high unmet need. On November 3, 2023, we entered into a patent license agreement (the “Avior License Agreement”) with Avior Inc. d/b/a Avior Bio, LLC (“Avior”). With respect to TH104, we originally intended to first seek approval for the treatment of moderate-to-severe chronic pruritus in patients with primary biliary cholangitis (“PBC”). In parallel to this strategy, we engaged and received positive feedback in March 2025 from the FDA regarding the additional proposed indication of temporary prophylaxis of respiratory and/or nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids (“PrHPO”).

On September 11, 2024, we entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”), pursuant to which, we exclusively licensed INT-023/TH023, an oral anti-Tumor Necrosis Factor-alpha (TNF-α) monoclonal antibody infliximab. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody protein that contains both murine and human components that inhibit tumor TNF-α. Under the terms of the Intract Agreement, we licensed global development and commercialization rights (outside of South Korea) to Intract’s Soteria® and Phloral® delivery platform along with an existing supply agreement for infliximab to be used in the oral product development program.

We are also developing an early-stage pipeline of novel therapeutic candidates targeting validated high value immuno-oncology (“IO”) targets including human epidermal growth factor (“EGF”) receptor 2 (“HER2”), human EGF receptor 3 (“HER3”) and programmed cell death protein 1 (“PD-1”). We are developing antibodies including bispecific antibodies, antibody drug conjugates (“ADCs”) and small molecular weight bovine-derived “knob” domains which have the potential to target and bind more tightly to “undruggable” epitopes better than full-sized antibodies. We are advancing HS1940, a bispecific biologic against both PD-1 and vascular endothelial growth receptor (“VEGF”) antibody which targets both receptors.

Management Changes

In connection with entry into the PIPE Transaction and adoption of the digital asset treasury strategy, Sireesh Appajosyula resigned as Chief Executive Officer, and continues with the Company as the Interim Chief Financial Officer and the Chief Executive Officer of Gravitas Life Sciences, Inc., a subsidiary of the Company. The Board of Directors of the Company appointed Mark Wendland as Chief Executive Officer and Mark Toomey as President, effective as of November 6, 2025, to oversee our digital asset treasury strategy. On November 6, 2025, Nancy Davis and Sanam Parikh resigned as members of the Board of Directors and Mr. Wendland was appointed to serve as Director. In addition, on December 10, 2025, Mr. Appajosyula resigned as the Interim Chief Financial Officer, and the Board of Directors of the Company appointed Jacob Asbury as the Chief Financial Officer.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, and /or warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exchange or sinking fund terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We currently have authorized 1,000,000,000 shares of common stock, par value $0.0001 per share. As of January 6, 2026, 37,386,114 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. The forms of senior and subordinated indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Rights

We may offer rights to purchase our common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities. These rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. Our Board of Directors will determine the terms of the rights. This prospectus contains only general terms and provisions of the rights. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete agreements that contain the terms of the rights. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until December 31, 2027, which is the last day of our fiscal year following the fifth anniversary of the completion of the our initial public offering. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt during the previous three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We are also a “smaller reporting company.” If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited consolidated financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

Our principal executive offices are located at 34 Shrewsbury Avenue, Suite 1C, Red Bank, NJ 07701 and our telephone number at that address is (732) 889-3111. We maintain a corporate website at www.tharimmune.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025 and in subsequent filings, which are incorporated by reference into this prospectus, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2024 under the headings “Risk Factors” and “Business,” in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2025 under the heading “Risk Factors,” and in subsequent filings, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the implementation of our digital asset treasury strategy, development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of January 6, 2026, there were 37,386,114 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 1,000,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of thirty-three and one-third percent (33 and 1/3%) in voting power of the stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requirements for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “THAR.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Pacific Stock Transfer Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;
●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
●	the number or a formula for the determination of the number of the rights issued to each stockholder;
●	the extent to which the rights are transferable;
●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;
●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
●	the terms of any rights to redeem or call the rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the rights;
●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
●	if applicable, a discussion of material U.S. Federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Reed Smith LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023, included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.tharimmune.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 34 Shrewsbury Avenue, Suite 1C Red Bank, NJ 07701, (732) 889-3111.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025 (the “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 12, 2025, August 14, 2025, and November 12, 2025 respectively;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 27, 2025, April 4, 2025, April 10, 2025, April 25, 2025, April 28, 2025, May 9, 2025, June 10, 2025, June 11, 2025, June 16, 2025, June 20, 2025, June 24, 2025, July 28, 2025, July 31, 2025, August 7, 2025, August 26, 2025, September 5, 2025, September 8, 2025, October 6, 2025, October 9, 2025, October 10, 2025, November 3, 2025, November 5, 2025, November 6, 2025, November 7, 2025, November 10, 2025 and December 12, 2025 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC;

●	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025, as amended on May 2, 2025; and

●	our preliminary Proxy Statement on Schedule 14A for our 2026 Special Meeting of Stockholders, filed with the SEC on December 16, 2025, as amended on January 6, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 2022, including any amendments or reports filed with the SEC for the purposes of updating such description, including the description of our common stock in Exhibit 4.3 of the Annual Report.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Tharimmune, Inc., 34 Shrewsbury Avenue, Suite 1C Red Bank, NJ 07701, (732) 889-3111. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

Up to $300,000,000 Common Stock

PROSPECTUS SUPPLEMENT

Clear Street

Virtu Financial

March 3, 2026